CODE OF CONDUCT

(Amended as of March 23, 2020)

TABLE OF CONTENTS

Page
INTRODUCTION

Scope    1
Compliance    1
Modification and Interpretation    1
Training and Attestation    2
Conflict with Other Policies    2
Duty of Employees    2
Audits, Investigations and Disciplinary Action    2
Reporting Violations    2
Waivers and Amendments    3
No Retaliation    3
Collective Bargaining Agreements    3

POLICIES

1.0 TREATMENT OF EMPLOYEES    4
1.1 Diversity and Inclusion    4
1.2 Equal Employment Opportunity    4
1.3 Freedom from Discrimination and Harassment    4

2.0 ETHICAL BUSINESS PRACTICES    4
2.1 Unfair Trade Practices; Deception and Fraud    4
2.2 Bribery and Inappropriate Gifts    5
2.3 Safeguarding Confidential Information of Others    5
2.4 Health and Safety    6
2.5 Document Creation and Retention    6
2.6 Falsification of Books and Records    6
2.7 Accounting, Auditing and Public Reporting Matters    7
2.8 Foreign Corrupt Practices Act    8
2.9 Respect for Human Rights    8

3.0 ANTITRUST AND COMPETITION    8
3.1 Dealing with Competitors    9
3.2 Dealing with Customers and Suppliers    9
3.3 Other Anti-Competitive Practices    9
3.4 Social Discussions and Company Communications    10

4.0 CONFLICTS OF INTEREST    10
4.1 Transactions Presenting a Conflict of Interest    10
4.2 Ownership of Supplier, Customer or Competitor Securities    11
4.3 Gifts and Entertainment    11
4.4 Sales to Relatives or Companies in which Employees Hold a
Personal Interest    11

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5.0 INSIDER TRADING    12

6.0 COMMUNICATIONS OUTSIDE OF THE COMPANY    12
6.1 Communications Regarding Confidential or Sensitive
Information    12
6.2 Communications with Attorneys    12

7.0 PROCUREMENT    13
7.1 Doing Business with Suppliers and Vendors    13
7.2 Contract Authorization, Letters of Intent     13
7.3 Retaining Outside Legal Counsel    13

8.0 SAFEGUARDING AND USING COMPANY ASSETS    14
8.1 Use of Company Resources and Operations    14
8.2 Confidential and Proprietary Information    14
8.3 Intellectual Property, Inventions, Trade Secrets and Patents    14
8.4 Communications Systems and Network Security    14
8.5 Blogging and Social Media    15

9.0 POLITICAL AND COMMUNITY ACTIVITIES    15

10.0 DATA PRIVACY    16

RESOURCES AND CONTACT LIST    17

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INTRODUCTION

Scope
This Code of Conduct (the/this “Code”) applies to all employees, including executive officers (collectively “employees”), and the members of the Board of Directors of Berry Corporation (bry) and/or its subsidiaries and affiliates (each individually and collectively, the “Company”). Certain Company business partners, such as suppliers, vendors, agents, contractors, consultants, and other representatives, serve as an extension of the Company, and they are expected to adhere to the spirit of the Code, and to any applicable provisions, when working on behalf of the Company.

This Code confirms the basic elements of honesty, integrity, fairness, responsibility, professionalism and good judgment that all Company directors and employees are required to observe. A basic principle of this Code is that directors and employees must always act lawfully and refrain from taking any action that violates the letter or spirit of any applicable law or regulation. The purpose of this Code of Ethics and Conduct is to promote, among other things:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal or involving professional relationships;

•	Compliance with applicable laws, rules and regulations;

•
Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company;

•	The prompt internal reporting of violations of the Code to an appropriate person or persons identified in this Code; and

•	Accountability for adherence to this Code.

While not a comprehensive rulebook, the Code is a statement of the way that the Company does business, reflecting the Company’s core values and commitment to “doing the right thing” in all that directors and employees do. The Code addresses subjects that are covered in more detail in other Company policies and procedures; see the Resources and Contact List at the end of the Code.

Compliance
Compliance with the Code is mandatory. Directors and employees are required to conduct Company business in accordance with all applicable laws, rules and regulations and to comply with all of the Company’s policies and procedures, as applicable, including this Code. Illegal or unethical conduct cannot be justified by claiming that it benefited the Company or was directed by a higher authority within the organization. No one at the Company is authorized to conduct themselves or direct others in a manner inconsistent with the Code. Likewise, directors and employees may not use other employees or contractors, agents, consultants, family members or other third parties to perform any act prohibited by the Code. Employees who violate the Code will be subject to appropriate disciplinary action, including termination of employment, civil action and/or criminal prosecution. The Code is not a contract of employment, and does not create any contractual rights between the employee and the Company. This means that nothing in the Code changes the fact that all Company employees are employees at will, and the Company may terminate their employment at any time, with or without cause or notice.

Modification and Interpretation
The Company reserves the right to modify, terminate or replace this Code at any time. Any questions relating to how the Code should be interpreted or applied should be addressed to the Legal Department. Interpretations of this Code will be at the sole discretion of the Company’s leadership and all such interpretations will be final and binding.

Training and Attestation
Employees will receive training on the Code in accordance with Company policy and procedure as established from time-to-time by the Company’s management. Each employee will be required to attest to receiving this Code, reading and understanding it, and to agree to abide by it as required by the Company’s management and applicable Company policy and procedure.

Conflict with Other Policies
This Code does not include every policy of the Company and is not intended to replace other, existing polices of the Company. All such existing policies remain in full force and effect. If there is a conflict between the provisions of this Code and Company policies, the Code controls.

Duty of Employees
All employees are expected to be loyal and supportive of the Company, its products, its services and fellow employees. Employees are responsible for building an ethical culture. Employees also are expected to exercise due care in connection with the performance of the responsibilities and duties of their employment position with the Company.

Audits, Investigations and Disciplinary Action
Compliance with this Code may be monitored by periodic audits, which may or may not be announced in advance. All directors and employees are required to cooperate fully with any such audits, as well as with any investigation of reported or suspected wrongdoing and with any disciplinary or remedial action imposed by the Company. In addition, employees are required to provide truthful, accurate information and to respond to requests for certifications in connection with audits, investigations and remedial actions initiated by the Company. Directors and employees should not disclose/discuss the investigation or audit with unauthorized persons. Failure to comply with any of these requirements may lead to disciplinary action. For the avoidance of doubt, nothing in this Code is to be interpreted or applied in any way that prohibits, restricts or interferes with an employee’s (a) exercise of rights provided under, or participation in, “whistleblower” programs of the U.S. Securities and Exchange Commission or any other applicable regulatory agency or governmental entity (each, a “Government Body”), or (b) good faith reporting of possible violations of applicable law to any Government Body, including cooperating with a Government Body in any governmental investigation regarding possible violations of applicable law.

Reporting Violations
All directors and employees must report situations as soon as possible that could result in violations of federal, state or local laws; the principles, policies or procedures set forth in this Code; or any other Company policies or procedures. Failure to do so may lead to disciplinary action. Directors should communicate any concerns directly to the Chair of the Audit Committee. Confidential or anonymous reports should be directed to the reporting employee’s direct-line management, the Human Resources Department, and/or Legal Department. Employees may also file reports online through www.berrypetroleum.ethicspoint.com or by calling the Ethics Point Hotline at 1-844-836-0245. Ethics Point and the Ethics Point Hotline is a third-party administered independent hotline that offers confidential anonymous reporting. See the Resources and Contact List at the end of the Code.

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In addition to the above, if any director or employee has concerns about financial reporting, accounting, internal controls or auditing matters, they should contact the Audit Committee of the Board of Directors directly. Inquiries or communications (which may be anonymous), should be mailed in writing to the Company’s Legal Department at 16000 N. Dallas Pkwy., Suite 500, Dallas, Texas 75248, attention to: Chair of the Board of Directors and Chair of the Audit Committee. The Company will maintain the confidentiality of all complaints to the extent possible and required by law and the Company’s need to properly investigate the matter. Intentional false reports will lead to disciplinary action.

Waivers and Amendments
Any amendments to this Code of Conduct and any/or waivers thereto applying to executive officers or directors of the Company must be approved by the Board of Directors. Any amendments to this Code of Conduct and any waivers that are required to be disclosed by the rules of either the SEC or The NASDAQ Stock Market LLC shall be posted on the Company’s website within four business days following such waiver or amendment.

No Retaliation
Employees will not be penalized for good faith reporting of suspected violations or for cooperating with any Company investigation. Retaliation and threats of retaliation, against any employee who complains about, reports, participates or assists in, an investigation of a suspected violation are prohibited.

Collective Bargaining Agreements
The Company recognizes and respects the freedom of employees to exercise their lawful rights of free association and collective bargaining. For employees covered under a collective bargaining agreement, if there is a conflict between the provisions of this Code or other Company policies, and the collective bargaining agreement, the collective bargaining agreement will control to the extent of such conflict.

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POLICIES

1.0    TREATMENT OF EMPLOYEES

1.1    Diversity and Inclusion
The Company seeks to create an inclusive environment for everyone, regardless of race, ethnicity, religion, color, national origin, age, disability (physical or mental), sexual orientation, gender identity and expression, parental status, marital status, and political affiliation, mental illness, socioeconomic status or background, neuro(a)typicality, or physical appearance.

The Company is committed to attracting, developing and retaining a highly qualified, diverse and dedicated work force. The Company has established policies to promote diversity and non-discriminatory employment practices and will strive to use facilities, sponsor events and maintain memberships that do not involve or engage in exclusionary membership practices.

1.2    Equal Employment Opportunity
The Company believes that the best policy is one that awards a job to the most qualified person and it does not discriminate in its employment policies and practice. The Company provides equal employment opportunities to all aspects of employment, including hiring, salary, advancement, benefits, discipline, termination or retirement without regard to gender, color, race, religion, sexual orientation, national origin, citizenship, age, mental or physical disability, veteran status, pregnancy, genetic information, or any characteristic protected by law.

1.3    Freedom from Discrimination and Harassment
The Company promotes a workplace culture of dignity and respect for all employees as well as a safe, appropriate, and productive work environment. Accordingly, the Company prohibits unlawful harassment and discrimination at Company work facilities, as well as off-site business trips, business functions, and/or Company-sponsored events, or where otherwise representing the Company. No employee shall be subject to physical, sexual, psychological or verbal harassment or abuse. Under most circumstances, harassment refers to the type of conduct that is pervasive, repetitive, and sufficiently severe to alter the conditions of an employee’s employment. Among the types of conduct prohibited by this Code are epithets, slurs, jokes, negative stereotyping, intimidating acts, unwelcoming sexual advances, requests for sexual acts or favors, or other verbal or physical conduct of a sexual nature, and the circulation or posting of written or graphic materials that show hostility toward individuals because of their protected status. The Company prohibits that conduct in the workplace, even if the conduct is not sufficiently severe or pervasive to constitute unlawful harassment.

These requirements also apply to employees during non-working hours if such actions adversely affect other employees. The Company also prohibits any form of degrading, offensive, or intimidating conduct based on a person’s gender, color, race, religion, sexual orientation, national origin, citizenship, age, mental or physical disability, veteran status, pregnancy, genetic information, or any characteristic protected by law.

2.0    ETHICAL BUSINESS PRACTICES

2.1    Unfair Trade Practices; Deception and Fraud
In our highly competitive marketplace, the Company will achieve a competitive advantage by accurately representing our products, services, benefits and prices. While the Company needs to aggressively market

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its products, directors and employees must do so within the confines of ethical business practices and applicable laws. No illegal or unethical activity to obtain business, including offering bribes or kickbacks, is ever acceptable.

Accordingly, directors and employees must not engage in any form of unfair, fraudulent or deceptive practice against the Company or any customer, supplier, co-worker, competitor or any other third party. Directors and employees should never create misleading impressions, omit important facts or make false claims about our offerings or those of our competitors. A misrepresentation to the Company is a form of deceit and is strictly forbidden. Other prohibited business practices include forgery and interference with contractual relations.

Directors and employees also are not permitted to interfere with a competitor’s contractual or business relationships for example, by urging a customer or potential customer to breach its contract with the competitor. Directors and employees should never offer legal advice to third parties regarding any competitor’s contract.

2.2    Bribery and Inappropriate Gifts
Directors and employees are prohibited from engaging in any form of commercial or governmental bribery or otherwise providing gifts to others for inappropriate purposes. This means directors and employees may not give or offer money or anything else of value to anyone with whom the Company does business or who might do business with the Company, if it is intended to impact the recipient’s judgment with respect to a business decision or if the purpose of the gift is to encourage that person to do something corrupt, deceptive or otherwise opposed to that person’s legal or ethical obligations or responsibilities. Similarly, directors and employees are not permitted to accept money or anything else of value from anyone with whom the Company does business or who might do business with the Company if it is intended to directly impact the director’s or employee’s judgment with respect to a business decision. It is never appropriate to offer or accept personal loans or guarantees (e.g., preferences or discounts not offered widely) to or from clients, suppliers or competitors. Refer to Section 4.3 of this Code for further clarification of what constitutes inappropriate gifts.

2.3    Safeguarding Confidential Information of Others
The Company’s policy is to respect the confidential information and intellectual property rights of others, including patents, trademarks, copyrights and trade secrets. Liability for the unauthorized use of others’ confidential information or intellectual property can be significant. Accordingly, directors and employees should contact the Legal Department as noted in the Resource and Contact List section at the end of this document immediately if they believe that the confidential information or intellectual property rights of others are being misused or violated.

During the course of employment or affiliation with the Company, directors and employees may gain access to, or otherwise become aware of, the confidential and/or proprietary information or property of the Company’s customers, business partners or other parties. Directors and employees may not use this information or property for any purpose unrelated to the products or services provided by the Company as authorized by the customer, business partner or third party without first obtaining the advice and consent of the Legal Department. In addition, no director or employee may divulge such information or provide such property to anyone outside the Company unless authorized to do so by the Company consistent with its obligations to the owner of that information or property.

Directors and employees are prohibited from unlawfully obtaining any intellectual property or confidential information from customers, suppliers, business partners or competitors. Unlawful means of obtaining

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information of others include, but are not limited to, burglary, wiretapping, misrepresentation of identity and the hiring of others for the purpose of improperly obtaining such information. Customer or other third-party communications, including voice and data, typically are confidential and must not be recorded, covertly listened to, or divulged without prior written approval from the participants involved in such communications, unless authorized by applicable law. Directors and employees should avoid involvement in any situation in which proprietary or confidential information has been improperly obtained from any other company. If any director or employee is approached with any offer of confidential or proprietary information that the director or employee has reason to believe may have been obtained improperly, the director or employee must notify his or her manager or the Chair of the Audit Committee immediately and seek advice from the Legal Department.

2.4    Health, Safety and the Environment
The Company is committed to conducting its business activities in compliance with applicable environmental, health and safety laws and regulations of all jurisdictions where we do business. The Company is committed to act as a responsible steward of the environment in the communities where we operate and live and to providing employees a safe and secure work environment.

Employees are prohibited from engaging in any type of violent conduct on the Company premises or while performing the employee’s job, off premises. This includes, among other things, explicit or implied threats of physical violence (verbal or written), acting in a threatening or aggressive manner, engaging in physical attacks, or fighting, defacing, threatening to deface, damaging, destroying or stealing Company property or another person’s property. See the Resources and Contact List at the end of the Code.

2.5    Document Creation and Retention
Business records and communications may become subject to public disclosure in the course of litigation or governmental investigations. In some cases, business records and communications are discoverable and can be obtained by outside parties or the media. Directors and employees therefore should attempt to be as clear, concise, truthful and accurate as possible when creating any document, whether in written or electronic form. Avoid exaggeration, profanity, guesswork, legal conclusions and derogatory characterizations of people, other companies or their motives. This policy applies to communications of all kinds, including e-mail, voice mail, and “informal” notes or memos.

Documents and records must be retained for the periods of time specified by the Company’s records-retention policies and director or employee aware of an imminent or ongoing investigation, litigation, audit or examination initiated by the Company, any government agency, a customer or other third party, should notify his or her manager or contact the Legal Department for instructions on retaining any related documents. Should a director or employee be notified that a document or record has been placed on legal hold by the Legal Department, he or she is required to fully comply with the instructions stated in the legal hold notice. If a director is not sure whether a document should be destroyed, the director should consult the Legal Department before doing so. If an employee is not sure whether a document should be destroyed, the employee should consult his or her manager, department head or the Legal Department before doing so.

2.6    Falsification of Books and Records
It is the Company’s policy to promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company. As such, the Company’s books, records and accounts must accurately and fairly reflect the Company’s transactions in reasonable detail and in accordance with the Company’s accounting practices and policies.

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Employees are expected to maintain accurate and reliable financial books and records at all times. All reports and assertions made to the Company including any record keeping entered into accounting books or information provided in reports, both written and verbal, must be accurate and honest. Directors and employees are prohibited from making any false or misleading book and systems entries or reports to the Company, its management, investors, regulators, or other parties. This applies to any and all public disclosures including disclosures in investor reports, transaction documents, and public communications, as well as internal disclosures including customer orders, personal expense reports, and responses to management inquiries.

All of the Company’s funds and other assets and all its transactions must be properly documented, fully accounted for and promptly recorded in the appropriate books and records of the Company, in conformity with generally accepted accounting principles (“GAAP”) and the Company’s system of internal accounting controls. Federal securities laws require that the Company’s books and records accurately reflect all transactions, including any payment of money, transfer of property, and furnishing of services. The term “books” generally refers to the documents and records of the Company containing accounting, inventory, financial, securities and corporate business information, and the term “records” generally refers to information recorded by the Company, including time, attendance, and absence reports, sales transactions, purchasing and shipping documentation, permits and licenses, expense account records, claims reports and records, employee files and records, authorization and approvals, and other business documents and reports.

Company employees are required to observe the following:

•
False books and records. False or misleading entries shall not be made in the Company’s books or records for any reason. Examples of false or misleading entries include making records appear as though payments were made to one person when, in fact, they were made to another, submitting expense reports that do not accurately reflect the true nature of the expense, and the creation of any other records that do not accurately reflect the true nature of the transaction.

•	Undisclosed assets. Undisclosed or unrecorded funds or assets (“slush funds”) or similar funds or accounts are prohibited.

•	Use of assets for unlawful purposes. Company funds or other assets may not be used for any purpose that is unlawful. The Company will not provide services that are unlawful.

•
Undisclosed purposes. No payment on behalf of the Company will be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the documentation supporting the payment.

2.7     Accounting, Auditing and Public Reporting Matters
The Company is committed to ensuring that the highest legal and ethical standards are utilized in the preparation and public reporting of all financial and non-financial information regarding the Company. In that regard, the Company’s management encourages any director or employee who has any concerns regarding any procedure, policy, action, or inaction related to accounting, auditing or the Company’s public disclosures to report those concerns to any of the following: Chief Financial Officer; General Counsel or Corporate Secretary as noted in the Resources and Contact List section at the end of the Code. Reports can also be filed anonymously online through the Ethics Point Hotline at www.berrypetroleum.ethicspoint.com or by calling the Ethics Point Hotline at 1-844-836-0245.

Misrepresentation of material financial or non-financial information or other questionable accounting or auditing practices may result in fraudulent, incomplete, inaccurate or untimely reporting, including misleading financial statements or other material disclosures about the Company. Accordingly, directors and employees must not undermine the integrity of any information within the reporting chain and shall not

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fraudulently influence, coerce, manipulate, or mislead any internal or independent auditor during the course of any audit or their procedures.

The United States securities laws also prohibit certain, selective disclosures of material non-public information about the Company. Accordingly, we have established a centralized disclosure system and have designated a limited number of Company spokespersons who are authorized to speak publicly on the Company’s behalf and otherwise provide public disclosures regarding the Company. Therefore, unless so designated, directors and employees may not speak on the Company’s behalf or publicly disclose any non-public information about the Company, and directors and employees must forward all press or investment community inquiries to the Investor Relations Department. For more information, refer to Section 6.0 of this Code.

2.8    Foreign Corrupt Practices Act
The Foreign Corrupt Practices Act (“FCPA”) generally prohibits U.S. companies and their representatives, citizens, and foreign companies listed on a U.S. stock exchange, or any person acting on behalf of such companies, from corruptly paying or offering to pay anything of value to a foreign official, foreign political candidate, or foreign political party or persons acting on their behalf to secure, obtain, or retain business. Violations of the FCPA can result in severe penalties, including fines and imprisonment, for the Company, its directors, officers and employees. Any violations of the FCPA could damage the Company’s reputation and ability to conduct business.

The FCPA has broad application to transactions between the Company and foreign governmental officials (including officers of government-owned corporations), candidates for foreign political office, foreign political parties, or third parties who may have the ability to influence foreign officials, candidates, or parties. It is often difficult to determine whether a specific circumstance might represent a violation. Questions regarding the FCPA should be directed to the Legal Department.

It is the Company’s policy to comply fully with the requirements of the FCPA. Each director, officer, manager, employee, or agent of the Company has the responsibility for compliance with the FCPA within his or her area of authority and must report any suspected violations immediately to the General Counsel or Ethics Point as noted in the Resource and Contact List section at the end of the Code.

2.9    Respect for Human Rights
The Company conducts its business in a manner that respects the human rights and dignity of all, and complies with all applicable laws and supports principles that promote and protect human rights, including those in accordance with the United Nations Guiding Principles on Business and Human Rights and the United Nations Global Compact, in its relationships with its employees, suppliers and the communities in which it operates. This policy is also guided by international human rights principles encompassed by the Universal Declaration of Human Rights, including those contained within the International Bill of Rights and the International Labor Organization’s 1998 Declaration on Fundamental Principles and Rights Work. The Company forbids the use of child labor, forced labor, (including, without limitation prison labor, bonded labor and indentured labor) or trafficking in persons.

3.0    ANTITRUST AND COMPETITION

The Company is subject to complex antitrust laws designed to preserve competition among enterprises and to protect consumers from unfair business arrangements and practices. The Company will not tolerate any business conduct that violates federal and state antitrust or unfair competition laws. These laws define

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acceptable behavior for competing in the marketplace. The general aim of these laws is to promote competition and let businesses compete fairly on the basis of quality, price, service and other valid business criteria. Federal and many state laws prohibit agreements or actions that might eliminate or discourage competition, bring about a monopoly, or artificially maintain prices, or otherwise illegally hamper or distort normal commerce. This means directors and employees must pay careful attention to possible anti-competitive implications of the Company’s business activities. The antitrust laws are complex, and the Legal Department should be consulted in all cases of doubt.

3.1    Dealing with Competitors
Competitors are not permitted to agree among themselves on their respective prices or terms of sale, or to divide territories, suppliers or customers among themselves. Some of the arrangements with competitors that generally are illegal under the antitrust laws are agreements fixing prices, agreements allocating territories, suppliers or customers, boycotts or refusals to deal, and unlawful disclosures of competitive bids.

If a director or employee is asked by a competitor to enter into an illegal or questionable agreement regarding pricing, customers, suppliers, territories or any other terms or conditions of sale, he or she should do all of the following:

•	inform the competitor that such discussions may be inappropriate and illegal;

•	immediately cease, or remove themselves from, those discussions and tell the competitor never to discuss the subject with them again; and

•	immediately inform their manager and the Legal Department of the incident.

3.2    Dealing with Customers and Suppliers
Agreements with customers or suppliers that create antitrust concerns include certain exclusive dealing and/or reciprocity agreements and tying arrangements. Tying arrangements typically involve conditioning the purchase of one product or service on the purchase of another distinct product or service. Any transaction potentially involving exclusive dealing, reciprocal, or tying arrangements must be reviewed and approved in advance by the Legal Department.

3.3    Other Anti-Competitive Practices
Many situations create the potential for unlawful anti-competitive conduct and should be avoided, including without limitation, such practices as:

•	Predatory Pricing - Setting pricing below cost with the aim of forcing competitors out of a market.

•	Disparagement - False or misleading statements critical of competitors or others.

•	Interference with the Contracts of Competitor - Urging or suggesting that a customer or prospective customer break a contract with a competitor.

•
Price Discrimination - Charging competing customers different prices for the same product to substantially lessen competition. Under specific circumstances, the company may adjust its pricing offerings without creating a discriminatory pricing situation. Please check with the Legal Department for more information.

•
Monopolization - It is illegal for a company to monopolize or attempt to monopolize a market, i.e., to dominate a market by anti-competitive methods. Therefore, all directors and employees should avoid any conduct which could be construed as an attempt to monopolize.

•
Wrongful Participation with Trade Association - No director or employee should participate in, or remain present at, any discussion among competitors at a trade association meeting, or other gathering of association members or participants, concerning: prices or factors that determine prices; costs; credit terms or other terms or conditions of sale; profits or profit margins; allocation of territories

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among competitors or potential competitors; allocation of customers or suppliers among competitors or potential competitors; or a refusal to deal with customers or suppliers. Also, directors and employees should not participate in any association meetings that hold discussions which set restrictions on competitors who are non-members of the association or set policies or practices that may harm competitors that are non-members. If a director or employee becomes aware of such a discussion at a trade association meeting, the director or employee should leave the meeting immediately and insist that his or her departure be noted in the minutes (if minutes are being recorded), and immediately advise his or her manager and the Legal Department.

Violations of antitrust laws may damage the Company’s reputation and subject the business to heavy fines. If you have any questions about potential antitrust implications, contact the Legal Department.

3.4    Social Discussions and Company Communications
Anti-competitive practices referenced above do not have to be covered by formal or written agreements to be illegal. Any kind of casual understanding between two companies or even social conversations can be used as evidence that an agreement existed. Memos and other written communications that use casual or inappropriate language might someday be examined by a government agency or opposing lawyer. Using loose language may raise questions about conduct that is entirely legal and may undermine what otherwise would have been successful efforts to comply with the antitrust and competition laws.

4.0    CONFLICTS OF INTEREST

A conflict of interest occurs when an individual’s personal interest interferes in any way with the interests of the Company as a whole. This situation can arise when an individual takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest often arise when a director’s or employee’s position with the Company presents an opportunity for personal gain apart from the normal compensation provided through employment or fees for service as a director. Conflicts of interest also arise when a director or employee, or a member of such person’s family or household, or an entity with which the director or employee is affiliated receives improper benefits or payment as a result of the director’s or employee’s position with the Company. A conflict of interest is deemed to exist whenever, as a result of the nature or responsibilities of his or her relationship with the Company, a director or employee is in a position to further any personal financial interest or the financial interest of any member of such person’s family. Directors and employees must avoid any action, investment, interest or association that reasonably might interfere, or appear to interfere, with their independent exercise of judgment in the best interests of the Company and its stockholders.

4.1    Transactions Presenting a Conflict of Interest
No director or employee is permitted to engage in any business or conduct or enter into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Directors and employees should not be involved in any Company business decisions that have an impact on another company or business in which the director or employee holds a significant financial or other interest, except relating to sales to relatives or companies in which a director or employee hold a personal interest in compliance with Section 4.6 of this Code. A director or employee should not acquire a significant interest in any supplier, customer or other person or entity, if he or she will be making decisions within the scope of his or her job that potentially is impacted or influenced by that interest unless disclosed to and approved by senior management after consultation with the Legal Department. Directors and employees should not hold any significant (more than five percent of the director’s or employee’s entire portfolio) investment in, or have any significant relationship with, any competitor of the Company or any person employed by a competitor of the Company. In such circumstances, to avoid a conflict of interest or the appearance of such a conflict, employees must

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immediately notify their manager so that the Company’s management may assess the situation, and directors should notify the Chair of the Audit Committee. Under certain circumstances, directors and employees may be required to divest any conflicting investment or terminate any conflicting relationship as a condition to continued employment with the Company.

Any investment of more than five percent of a director’s or employee’s investment portfolio, and any relationship with a director’s or employee’s family members, is presumed “significant” under this policy. Any interest in another company that reasonably could influence a director or employee to make a decision based on that company’s or a director’s or employee’s own interests rather than the Company’s best interest is considered “significant.” An interest can be financial, such as owning stock, or personal, such as a family or other close relationship with an owner of a company.

Directors and employees are also prohibited from directly or indirectly bidding for, purchasing, leasing or otherwise acquiring any property or asset or pursuing a business opportunity if they are aware or should be aware that the Company may also be interested in acquiring the same. In such cases, the employee must immediately notify their manager of the opportunity and refrain from engaging in any transaction with respect to the opportunity unless authorized in writing by the Company. Directors should notify the Chair of the Audit Committee.

Employees presented with any situation or transaction in which a conflict between their interests and the Company’s interests arises or may arise must promptly notify their manager. The decision on whether to proceed with a particular transaction or relationship presenting a potential conflict of interest will be made by the Company’s management after consultation with the Legal Department.

This Section 4.1 is subject to the provisions of the Company’s Amended and Restated Certificate of Incorporation and any preexisting executive employment arrangements that permit certain directors and officers to pursue opportunities that may also be of interest to the Company in limited circumstances.

4.2    Ownership of Supplier, Customer or Competitor Securities
Directors and employees may not purchase more than 5% of the outstanding securities of any publicly traded enterprise that is a supplier, customer or competitor of the Company, or of enterprises in which the Company has an ownership interest or partner/joint venture interest or is considering negotiating a partner/joint venture relationship.

4.3    Gifts and Entertainment
Except as provided in this policy, directors and employees may not offer, solicit or accept gifts of money under any circumstances, nor may they solicit non-money gifts, gratuities, or any other personal benefit or favor of any kind from a business firm or individual doing or seeking to do business with the Company. Acceptance of gift cards must be part of a marketing program and pre-approved by the Legal Department. Directors and employees may offer, and employees and members of their immediate families may accept, unsolicited, non-monetary gifts and entertainment from a business firm or individual doing or seeking to do business with the Company or with whom we wish to do business, only if the gift is of nominal value, meaning it is not excessive in value or unduly lavish (i.e., less than or equal to $250.00). Directors and employees should not regularly accept gifts of nominal value from the same source. Directors and employees may not encourage or solicit entertainment from a business firm or individual doing or seeking to do business with the Company. From time to time, directors or employees may offer and/or accept entertainment (e.g. tickets to sporting events), but only if the entertainment is reasonable, occurs infrequently, and is not greater than nominal value.

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4.4    Sales to Relatives or Companies in which Employees Hold a Personal Interest
Employees selling the Company’s products or services to businesses in which the employee or the employee’s relatives have a greater than 5% ownership or a direct or indirect controlling interest or in which the employee has a relative who is in a managerial decision-making position to approve or consummate the sale on behalf of that business entity, shall:

•	disclose the relationship to the Company’s General Counsel and Strategic Planning & Commercial Marketing Director who will supervise the sale during its full term;

•	document the relationship with the Company’s General Counsel and Strategic Planning & Commercial Marketing Director; and

•
immediately remove themselves from an internal dispute that involves a family member and turn the issue over to the Company’s General Counsel and Strategic Planning & Commercial Marketing Director for handling.

In addition, employees must act within the general principles of ethical business conduct and procedures set forth in this Code to avoid any conflicts of interest or perceptions of conflicts of interest.

5.0INSIDER TRADING

The insider trading laws of the United States prohibit buying or selling the Company’s securities while in possession of material, non-public information about the Company. These laws also prohibit disclosing material, non-public information to another person if, as a result of the disclosure, that person or any other person receiving the non-public information as the result of the prohibited disclosure buys or sells a security on the basis of that information. Any director or employee who makes such a disclosure can be punished under the law, even if he or she realizes no financial gain. As set forth in greater detail in the Insider Trading Policy, directors and employees may not directly or indirectly trade in, or otherwise transfer, Company securities while in possession of material, non-public information. Insider trading is both unethical and illegal, and will be dealt with decisively.

6.0    COMMUNICATIONS OUTSIDE OF THE COMPANY

6.1    Communications Regarding Confidential or Sensitive Information
Directors and employees should not discuss any confidential or sensitive information about the Company with any third party. This prohibition applies to discussions with directors’ and employees’ family members, friends, acquaintances, and other parties even if they have no interest in our business. From time to time, directors and employees may receive calls regarding the Company from securities analysts or the news media. The proper response is to inform analysts that questions about the Company should be directed to the Company’s Investor Relations representatives. Similarly, inquiries from the press should be directed to the Company’s Investor Relations Department. Directors and employees must also refrain from disclosing confidential or sensitive information about the Company or posting responses to others’ comments about confidential or sensitive Company information on internet bulletin boards. In the event that directors and employees encounter confidential information or objectionable comments about the Company, or observe the misuse or misappropriation of the Company’s property (e.g. the Company’s trademarks or trade secrets) in any public forum, they should promptly notify the Investor Relations and/or Legal Departments, as appropriate. See the Resource and Contact List at the end of the Code.

6.2    Communications with Attorneys
Information communicated to Company attorneys or outside counsel retained by the Company generally is protected by the attorney-client privilege. This privilege protects from disclosure to others (including adverse

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parties in litigation) confidential communications between Company directors and employees and the Company’s attorneys made for the purpose of obtaining legal advice on Company business matters. The privilege belongs to the Company, not to individual directors or employees. Directors and employees should keep such communications confidential and refrain from sharing them with others, including fellow employees or managers, unless authorized or directed by the Legal Department. Because the privilege belongs to the Company, the Company’s attorneys may share with the Company’s management any information provided by directors or employees to Company attorneys.

7.0     PROCUREMENT

7.1     Doing Business with Suppliers and Vendors
The Company will seek to do business only with suppliers and vendors, including contractors, subcontractors, partners, agents and others through whom the Company conducts business, that embrace and demonstrate high principles of ethical business conduct as detailed in this Code. Suppliers and vendors must treat their employees with respect and dignity and ensure that their employees are appropriately compensated with wages, overtime and benefits that meet or exceed legally mandated minimum standards. Suppliers and vendors are expected to provide their employees with a safe and healthy working environment free from discrimination based on a person’s gender, color, race, religion, sexual orientation, national origin, citizenship, age, mental or physical disability, veteran status, pregnancy, genetic information, or any characteristic protected by law and free from physical, sexual, psychological or verbal harassment or abuse. Further, suppliers and vendors must not engage in any practice that constitutes child labor, forced labor, (including, without limitation prison labor, bonded labor and indentured labor) or trafficking in persons. The Company will not knowingly use suppliers who operate in material violation of applicable laws or regulations, including environmental, employment or safety laws. When making purchases of goods and services on behalf of the Company, employees are required to observe the Company’s procurement practices and guidelines as established by the Company’s Supply Chain Management Department.

Procurement agreements should be written to clearly identify the services or products to be provided, the basis for payment and the applicable price. The price must not be excessive in light of industry practice and must be commensurate with the services or products provided. No commitments or agreements should be made on behalf of the Company without proper fiscal and signatory authority.

The Company will contract with each of its suppliers only on the basis of quality, price, service and other valid business criteria. The fact that a supplier or potential supplier may also be a customer of the Company shall not be the determining factor for making purchasing decisions. No employee may condition purchases from a supplier on the supplier’s patronage with the Company, nor shall any employee attempt to persuade suppliers to purchase from the Company simply because the Company buys from them.

7.2     Contract Authorization, Letters of Intent
Any authority to execute contracts on behalf of the Company is limited. Employees executing contracts must observe all current established guidelines concerning designated policies for authority and financial approvals. When conducting business on behalf of the Company, employees may execute only agreements arranged for, written by, and/or approved by the Legal Department and/or the Supply Chain Management Department pursuant to current guidelines. Employees are prohibited from authorizing changes to any contractual agreement terms unless approval to do such is granted by the Legal Department or the Supply Chain Management Department pursuant to current guidelines. The Company prohibits employees from issuing letters of intent unless the Legal Department grants prior approval.

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7.3     Retaining Outside Legal Counsel
Outside legal counsel may be retained and directed only by the Legal Department, unless the Legal Department approves the retention by other departments or organizations of outside legal counsel for limited purposes, such as prosecuting collections actions against third parties. Except as otherwise set forth in the Company’s Board of Director’s and Committee charters, directors and employees are prohibited from selecting and obtaining their own outside legal counsel to handle Company business or other, Company-related matters.

8.0    SAFEGUARDING AND USING COMPANY ASSETS

8.1    Use of Company Resources and Operations
Safeguarding Company and customer assets is the responsibility of all directors and employees. The Company must secure its operations, facilities, systems and information from sabotage and espionage to protect its clients and employees.

Directors and employees may not use the Company’s or any customer’s or supplier’s money, materials, supplies or other resources, including computers, to advance their outside business interests. Personal calls from office telephones and personal use of Company computers should be kept to a minimum and may not conflict with the employee’s work responsibilities, and if applicable, any departmental guidelines.

Internet, intranet, telephone and e-mail activities as well as Company facilities (“Systems and Facilities”) are to be used for legitimate business purposes and, subject to the immediately preceding paragraph regarding personal use, other lawful purposes.  The Company owns and has all rights to monitor, record, inspect, disclose and/or expunge all Systems and Facilities. Directors and employees should have no expectation of ownership, use, or rights of privacy with respect to Systems and Facilities. Employee use of all Company computing resources, including personal computers, networked services and internet, intranet and e-mail access (including Web surfing and Web site creation activities) must at all times comply with all Company policies and all applicable laws, including those relating to misappropriation of proprietary property, unlawful invasions of privacy, defamation, sexual and other forms of harassment, and unfair competition or trade practices.  Directors and employees must never act in a way that would bring liability or loss of credibility to the Company or its employees.

Company funds, including anything that has or represents financial value, must be handled responsibly, honestly and in accordance with applicable Company policies. Personal or unauthorized use of Company funds is strictly prohibited.

8.2    Confidential and Proprietary Information
Directors and employees must safeguard confidential and proprietary Company information by following Company policies and procedures and contractual agreements for identifying, using, retaining, protecting and disclosing this information. In particular, directors and employees must not use confidential and proprietary Company information for any purpose except to advance the Company’s business. Directors and employees may not: (a) release confidential and proprietary Company information, unless they have been designated as a person who is authorized to speak on behalf of the Company, and (b) release confidential and proprietary Company information to third parties, unless specifically authorized by the General Counsel, and then only if such third party agrees to be bound by a nondisclosure agreement in a form approved by the Legal Department.

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8.3    Intellectual Property, Inventions, Trade Secrets and Patents
The Company’s ideas and inventions are among the most valuable of its intellectual property assets. Directors and employees are expected to protect our intellectual property and respect the intellectual property rights of others. The IP Policy provides the framework and process for identifying, disclosing and evaluating these important Company assets and protecting these assets as trade secrets or through the process of obtaining patents. Company employees are required to comply with the IP Policy.

8.4    Communications Systems and Network Security
Company-owned hardware, software, communications equipment and network systems are provided to employees to conduct the Company’s business. Directors and employees are responsible for protecting Company equipment and systems from unauthorized access and inappropriate usage. In addition, directors and employees are prohibited from tampering with or destroying Company systems or equipment.

8.5    Blogging and Social Media

Public Forums
Directors and employees may not publish messages on blogs or engage in social networking on behalf of the Company unless approval to do so is granted by the Investor Relations Department in consultation with the Legal Department. When social networking on behalf of the Company, the authorized employees must post the Company’s name, their own name, and their position or title with the Company. In addition, any use of Company-owned or licensed logos, images, characters or character likenesses must be approved by the Legal Department prior to use. Directors and employees engaged in personal social networking who mention the Company or their employment with the Company must clearly identify that any opinions expressed are their own and not necessarily those of the Company. Directors and employees engaged in any social networking or blogging on behalf of the Company or personally are prohibited from releasing confidential information of the Company on social or other networks. Unless employees participate in social media activities as part of their job with the Company, blogging and social networking activity may not interfere with the employee’s work or work schedule. Content employees post must not include hyperlinks that connect the user to any internal Company sites. Directors and employees must not create fake blogs or other fake consumer testimonials in connection with reviewing or posting about the Company or its clients.

Company Internal-Only Forums
Employees may not create an internal-only forum outside of the Company-controlled forum for employees unless approval to do so is granted by the Investor Relations Department in consultation with the Legal Department. Unless otherwise set forth in the Social Media Policy, employees are prohibited from sharing access to the internal-only forum or any information published on the internal-only forum with any non-employee. Employees are prohibited from publishing trade secrets or confidential information of the Company on the internal-only forum.

9.0    POLITICAL AND COMMUNITY ACTIVITIES

The Company encourages directors and employees to become actively involved in their communities. While directors and employees are encouraged to participate in community affairs, they must make it clear that their views and actions are their own, and not those of the Company. In any event, employees should ensure that their outside activities do not interfere with their job performance. Any director and employee who wishes to use Company time or property to support civic or charitable efforts must first obtain the approval of his or her department’s Vice President and the Legal Department.

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Corporations are not permitted to make political contributions in connection with any election involving any federal office. There are similar laws in many states and foreign countries. The Company encourages directors and employees to participate in the political process on their own time, as long as they take care not to imply that they are acting on behalf of the Company. Directors’ and employees’ personal contributions to federal, state or local political campaigns must not be made with, or reimbursed by, Company funds. Individual participation must be voluntary, must occur during non-working hours, and may not involve the use of Company funds, personnel time, equipment, supplies or facilities.

Only the Company’s General Counsel may authorize an employee to lobby or advocate legislation on behalf of the Company.

No employee is permitted to pressure another employee to express a political view that is contrary to a personal view, or to contribute to a political action committee, political party or candidate, or charitable organization. Employees are also prohibited from posting any unauthorized political or non-company collateral on Company premises.

10.0    DATA PRIVACY

All directors and employees are required to comply with laws and regulations governing the collection, use and distribution of personal information relating to customers, employees or others. Personal information includes any information that identifies, relates to, describes, references, is capable of being associated with, or could be reasonably linked, directly or indirectly, with a particular person or household. Directors and employees are required to take reasonable and necessary steps to protect against unauthorized access to and disclosure of personally identifiable data and to maintain the highest practicable level of accuracy and integrity of this data.

On occasion, outside parties request from the Company the disclosure of information about a former or present employee. As a rule, the Company prohibits the sharing of such information with parties outside the Company. In responding to such requests, Company employees are required to observe the Company’s employment verification process. No other information about former or current employees may be shared with outside parties, unless directed to do so by the Legal Department.

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RESOURCES AND CONTACT LIST

Any questions regarding this Policy should be addressed to the Company’s General Counsel:
Compliance@bry.com
16000 N. Dallas Pkwy., Suite 500
Dallas, Texas 75248
(661) 616-3900

Ethics Point – Confidential, Anonymous Hotline (Administered by independent third-party_
www.berrypetroleum.ethicspoint.com
1-844-836-0245

Other Company Policies and Procedures

•
See the following Sections in the Employee Handbook: “Equal Employment Opportunity,” “Harassment Policy and Complaint Procedure,” “Discrimination, Harassment and Retaliation Prevention,” “Confidential Company Information,” “Record Retention,” “Use of Social Media,” “Publicity/Statements to the Media,” and “Use of Facilities, Equipment and Property, Including Intellectual Property.”

•	Policy for Complaint Procedures for Accounting and Compliance Matters

•	Insider Trading Policy

•	Reg FD Policy

•	IP Policy

•	Social Media Policy

•	Environmental, Health and Safety Policy Statement

Adopted by the Board effective the 23rd day of March, 2020.

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